April 9, 1998



U.S. Securities and Exchange Commission
6432 General Green way
Alexandria, Virginia 22312

Att: File Support

Ref: Holobeam, Inc. File No. 0-3385
     Proxy Materials

Dear Sir or Madam:

     Accompanying this letter you will find the Proxy materials being mailed this April 9, 1998 to the Shareholders of record as of March 31, 1998.

     No preliminary proxy materials have been filed with the Commission, as the 1998 Proxy materials represent merely an updating of the 1997 materials and are solicited for the purpose of election of Directors and for ratification of the Company's independent certified public accountants for the current year.

                                        Very truly yours,



                                        W.M. Hackett
                                        Treasurer

mjb
Attachments





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HOLOBEAM, INC.
217 First Street, Ho-Ho-Kus, New Jersey 07423
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders of HOLOBEAM, INC., a Delaware Corporation (the "Company"), will be held on May 6, 1998 at the Radisson Inn, Paramus, New Jersey at 10:00 AM for the purpose of considering and voting upon the following matters:

     1. The election of Melvin S. Cook as a Class III member of the Board of Directors of the Company, to serve in such capacity until the 2001 Annual Meeting and until his successor shall be duly elected and shall qualify.

     2. The ratification of the appointment of Fredericks and Company to serve as the Company's independent certified public accountants for the fiscal year beginning October 1, 1997.

     3. The transaction of such other business as may properly come before the meeting.

     In accordance with the provision of the By-laws, the Board of Directors has fixed the close of business on March 31, 1998 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, said meeting.

     Stockholders who do not expect to attend the meeting in person are requested to date, sign and mail the enclosed proxy and as promptly as possible in the enclosed stamped envelope. A stockholder executing a proxy may revoke it at any time before it is voted. If you attend the meeting, you may elect to vote in person, even though you have sent in a proxy.


By Order of the Board of Directors of
HOLOBEAM, INC.

Melvin S. Cook
President

Dated: April 9, 1998






HOLOBEAM, INC.
217 First Street, Ho-Ho-Kus, New Jersey 07423
PROXY STATEMENT
Annual Meeting of Shareholders
May 6, 1998


PROXIES
    The enclosed proxy is solicited by and on behalf of the Board of Directors of Holobeam, Inc., a Delaware Corporation (the "Company") and is revocable at any time before its exercise by notice in writing to the Company at its office at 217 First Street, Ho-Ho-Kus, New Jersey 07423 (201-445-2420). If you return a proxy and attend the meeting, you may vote in person instead of by proxy if you desire to do so. When proxies in the form accompanying this proxy statement are returned properly executed, the shares represented thereby will be voted in accordance with your direction and, in the absence of your direction, will be voted as recommended by the Board of Directors, as indicated on the enclosed proxy and in this proxy statement. Proxies may be revoked by returning a later dated proxy or attending the meeting where you may vote in person if you desire to do so. Melvin S. Cook and Beverly Cook intend to vote their shares in favor of Items 1, 2 and 3 listed on the proxy. The costs of soliciting proxies will be borne by the Company which may enlist the assistance of banks, bankers and brokerage houses in additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name. In addition to the soliciting of proxies by use of the mails, directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, if any, may solicit proxies by mail, telefax, telephone or personal interview. The Annual Report of the Company for the fiscal year ended September 30, 1997 is being mailed this April 9, 1998 together with this proxy statement, to each Shareholder of record as of March 31, 1998. The Annual Report does not constitute part of this proxy statement.

OUTSTANDING VOTING STOCK AND PRINCIPAL HOLDERS
    Only stockholders of record at the close of business on March 31, 1998 are entitled to vote at the Annual Meeting. The number of voting shares of stock of the Company outstanding on that date and entitled to vote was 305,598 shares of common stock, par value $0.10 per share. Each share of common stock is entitled to one vote on all matters.
    The stockholding of each person who is known by the Company to own beneficially more than 5% of the Company's common stock is as follows as of March 31, 1998:





                                              Amount and Nature of   Percent
Title of Class   Name and Address             Beneficial Ownership  of Class
Common Stock,    Melvin S. Cook                         124,500       40.74
par value $0.10  217 First Street
per share...     Ho-Ho-Kus, New Jersey 07423

Common Stock,    Beverly Cook                           95,000        31.08
par value $0.10  217 First Street
per share...     Ho-Ho-Kus, New Jersey 07423


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  The stockholding of each person who is a director (including the nominee for election at the 1998 Annual Meeting) and of all officers and directors as a group is as follows:

                                                  Amount               Percent
Name                    Title of Class     Beneficially Owned of Class
Melvin S. Cook...       Common Stock,              124,500             40.74
                        par value $0.10
                        per share
Beverly Cook...         Common Stock,               95,000            31.08
                        par value $0.10
                        per share
Martin R. Infante(1)... Common Stock,                  500             0.16
                        par value $0.10
                        per share
All Directors and       Common Stock,              220,000             71.98
Officers as a           par value $0.10
Group (4 persons)       per share


There are no contractual arrangements that might result in a change of control of the Company.

(1) Martin R. Infante, Secretary of the Company and member of the Board of Directors of the Registrant served in such capacities until his death during the year ended September
     30, 1997.


MATTERS TO BE PRESENTED AT MEETING

1.  Election of Class III Member of the Board of Directors.

    Pursuant to amendments to the Certificate of Incorporation and By-laws of the Company adopted at the 1974 Annual Meeting, the Board of Directors of the Company consists of three classes, each of which may contain one member or more. Each class is elected in separate consecutive years to serve until the third annual meeting following the date of election.

    William M. Hackett, Melvin S. Cook and Beverly Cook presently serve as the Class I (Mr. Hackett), Class II (Mrs. Cook) and Class III (Mr. Cook) members of the Board of Directors for respective terms expiring at the 1999, 2000 and 1998 Annual Meetings.

    One director is to be elected at the 1998 Annual Meeting, such director to serve as a Class III member of the Board of Directors until the 2001 Annual Meeting and until his successor shall be duly elected and shall qualify.

    The following tables set forth information regarding Melvin S. Cook, who is the nominee of management to serve as the Class III member of the Board of Directors, as well as information regarding William M. Hackett and Beverly Cook, who serve as the Treasurer and continuing Class I (Mr. Hackett) and the Secretary and continuing Class II (Mrs. Cook) members of the Board of Directors.



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Present and Continuing Directors

                   Position with Company               Date When    Director
Name               Principal Occupation               Term Expires  Since
Melvin S. Cook     Chairman of the Board of              1998          1968
Age 66             Directors and President of the
                   Registrant since its formation.
William M. Hackett Vice President of Registrant from     1999          1984
Age 56             August 23, 1975 until June 1,
                   1981 and Controller of
                   Registrant and member of
                   accounting staff from October
                   1973 to August 1975.  Treasurer
                   of Registrant from June 1981 to
                   present.  Vice President of CMA
                   Co., Inc. from November 1986 to
                   present.
Beverly Cook       Office Manager of Registrant          2000        1995
Age 61             from June 1, 1981 until present.
                   Secretary of Registrant from May
                   1997 to present.

  The Board of Directors does not maintain an audit, nominating or similar committee of the Board of Directors.

  During the fiscal year of the Company ended September 30, 1997, four (4) meetings of the Board of Directors were held.
Directors did not receive any fees for attending meetings.

  The shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the above nominee. In the absence of direction, the shares represented by your proxy will be voted FOR his election. In case the nominee should become unavailable for any currently unforeseen reason, the persons named as proxy will vote for a substitute to be nominated by management.

Remuneration and Other Transactions with Management and Others.

  The aggregate amount of remuneration paid by the Company, directly and indirectly, during the fiscal year ended September 30, 1997 to each director and each officer who received in excess of $100,000, and to all directors and officers of the Company as a group, was as follows:

Remuneration Table
            (A)                    (B)            (C)           (D)
Number of persons in group      Salaries         Bonus        Other
Melvin S. Cook               $250,000.00          0              0
All Directors and Officers   $342,550.00          0        $9,999.00(1)
as a group (4 in Number)

(1) These were the amounts paid to Mr. Infante and were in connection with his services performed as a landlord until his death during the year ended September 30, 1997.



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    During the fiscal year of the Company ended September 30,
1997, the Company utilized the services of Mr. Martin R. Infante in his capacity as a landlord. In the opinion of management of the Company, the amounts paid to Mr. Infante in respect of the foregoing were in all cases fair to the Company and consistent with the amounts which have been payable had the transactions occurred with unaffiliated parties.

    The Company does not pay directors any fees for attending meetings, nor does it reimburse directors for travel and lodging expenses incurred in connection therewith.

    The following tabulation show, as to all directors and officers as a group; (i) the amount of options granted since the beginning of the Company's 1997 fiscal year, (ii) the amount of shares acquired during the aforesaid period through the exercise of options granted since the beginning of the Company's 1997 fiscal year to prior thereto; and (iii) the amount of shares subject to all unexercised options held as March 31, 1998.


Number of Shares             All Directors and Officers as a Group (4 Persons)
Granted   October 1, 1996                       0
through September 30, 1997
Exercised   October 1, 1996                     0
through September 30, 1997
Unexercised at March 31, 1998                   0


2.  Selection of Independent Certified Public Accountants

  The selection of certified public accountants to examine the financial statements of the Company for the current fiscal year is to be submitted to the meeting for ratification. Fredericks and Company, 240 Main Road, Montville, New Jersey 07045, was selected by the Board of Directors of the Company to examine such financial statements. The shares represented by your proxy will be voted in accordance with your direction as to ratification of the selection by the Board of Directors for auditors for the current fiscal year. In the absence of direction, the shares represented by your proxy will be voted FOR such ratification.

  In the event the shareholders do not ratify the Board's selection, the Board will reconsider the matter and will take such actions as it deems appropriate.

  It is anticipated that a representative of Fredericks and Company will be present at the meeting and will be available to respond to appropriate questions raised orally at the meeting or submitted in writing to the Company, "Attention Accountants," and received at least 5 days before the meeting date. Such representative does not plan to make any statement at the meeting other than to respond to questions from shareholders.

  The Board of Directors does not maintain an audit or similar committee.

  During the fiscal year of the Company ended September 30, 1997, all professional services rendered by its independent certified public accountants related to the performance by such accountants of their audited services.

3.  Other Action at Meeting and Voting of Proxies.

  The management does not know of any matters to come before the Annual Meeting (or any adjournment thereof) other than those set forth. However, inasmuch as matters of which management is not aware may come before the meeting, the enclosed proxy confers discretionary power and authority with respect to acting upon any such other matters, and the persons designated as proxies therein will vote, act and consent in accordance with their best judgement in respect of any such other matters. Upon receipt of such proxy (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

Shareholder Proposals

  No definite date for the Annual Meeting of Shareholders in 1999 has as yet been established. Qualifying shareholders may submit to the Company for inclusion in the Company's proxy material relating to the 1999 Annual Meeting appropriate shareholder proposals that are consistent with the Company's Certificate of Incorporation and Federal securities laws. Such proposals must be received by the Company at the Company's address (set forth at the beginning of this Proxy Statement) no later than January 1, 1999.

                             By Order of the Board of
Directors of

                             HOLOBEAM, INC.

                             Melvin S. Cook
                             President


Dated: April 9, 1998


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